Attachment to Form 12b-25 for George Risk Industries, Inc.
              For the Years Ended April 30, 1998 and 1997


                          MASON RUSSELL WEST, LLC
                       739 West Littleton Boulevard
                            Littleton, CO 80120
                               (303) 797-9101
                                FAX  795-3356


   Statement attached to Form 12b-25 of George Risk Industries, Inc.
                  For the Period Ended April 30, 1998

Additional time is needed to obtain certain audit evidence and issue our opinion on the financial statements of George Risk Industries, Inc. as of April 30, 1998.


July 28, 1998

By /S/ MASON RUSSELL WEST, LLC
Mason Russell West, LLC